UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No, )

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ACCESS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACCESS PHARMACEUTICALS, INC.
2600 Stemmons Freeway, Suite 176
Dallas, Texas 75207
(214) 905-5100

April 16, 2007

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of Access Pharmaceuticals, Inc. (the “Company”) to be held on Thursday, May 17, 2007 at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, 399 Park Avenue, 19th Floor, New York, New York 10022, (212) 705-7000.

The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by stockholders of the Company at the Meeting. Please carefully review the information contained in the Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AT THAT TIME BY REQUESTING THE RIGHT TO VOTE IN PERSON. YOU MAY ALSO REVOKE THE PROXY AT ANY TIME BEFORE IT IS EXERCISED BY VOTING IN PERSON AT THE MEETING, BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE MEETING.

Sincerely,

/s/ Stephen R. Seiler

Stephen R. Seiler
President and Chief Executive Officer

ACCESS PHARMACEUTICALS, INC.
2600 Stemmons Freeway, Suite 176
Dallas, Texas 75207
(214) 905-5100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 17, 2007

PLEASE TAKE NOTICE that the Annual Meeting of Stockholders (the “Meeting”) of Access Pharmaceuticals, Inc. (the “Company”) will be held at the offices of Bingham McCutchen LLP, 399 Park Avenue, 19th Floor, New York, New York 10022, on Thursday, May 17, 2007, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class 3 Directors to hold office for a term of three years and until their successors are elected and qualified.

2.	To consider and act upon a proposal to amend the Company’s 2005 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder.

3.	To consider and act upon a proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

4.	To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.

Stockholders of record at the close of business on March 30, 2007, the record date for the Meeting (the “Record Date”) are entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

Information relating to the proposals described above is set forth in the accompanying Proxy Statement dated April 16, 2007. Please carefully review the information contained in the Proxy Statement, which is incorporated into this Notice. Our Annual Report for the fiscal year ended December 31, 2006 accompanies the Proxy Statement.

Stockholders are cordially invited to attend the Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Access Pharmaceuticals, Inc., c/o American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005. Proxies will also be accepted by transmission of a facsimile provided that such facsimile contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such proxy. American Stock Transfer & Trust Company's fax number is (718) 234-2287.

By Order of the Board of Directors,

/s/ Stephen R. Seiler

Stephen R. Seiler
President and Chief Executive Officer
Dallas, Texas
April 16, 2007

ACCESS PHARMACEUTICALS, INC.
2600 Stemmons Freeway, Suite 176
Dallas, Texas 75207
(214) 905-5100

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 17, 2007

This Proxy Statement is furnished by Access Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to holders of its common stock, par value $.01 per share (the “Common Stock”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Meeting”), and at any and all adjournments or postponements thereof. The Meeting will be held on Thursday, May 17, 2007 at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, 399 Park Avenue, 19th Floor, New York, New York 10022. This Proxy Statement and the accompanying form of proxy is first being sent to holders of Common Stock on or about April 16, 2007. Our mailing address and the location of our principal executive offices are at 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207. Our telephone number is (214) 905-5100.

A stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Meeting, by submitting another proxy bearing a later date or by giving notice in writing to our Secretary not later than the day prior to the Meeting. All proxies returned prior to the Meeting will be voted in accordance with instructions contained therein or, if no choice is specified for one or more proposals in a proxy submitted by or on behalf of a Company stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other matters which may properly come before the Meeting.

At the close of business on March 30, 2007, the record date for the Meeting, the number of our outstanding shares of Common Stock that are entitled to vote was 3,535,358. We have no other outstanding voting securities. Each outstanding share of Common Stock is entitled to one vote on each proposal set forth in the enclosed proxy. A complete list of Company stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting at our principal executive offices, during normal business hours, at least ten days prior to the Meeting. Our Bylaws require that a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees have discretionary voting power with respect to all of the proposals described in this Proxy Statement except for Proposal 2 and therefore broker non-votes will exist only for this proposal.

Stockholders have the right to vote cumulatively for the election of Directors. This means that in voting at the Meeting, each Stockholder, or his proxy, may multiply the number of his shares by two (the number of directors to be elected) and then vote the resulting total number of shares for a single nominee, or distribute such votes on the ballot among the two nominees desired. The proxies submitted to the Board in response to this solicitation may, at the discretion of the proxy holder, cumulate the votes of the shares the proxies represent. However, the Board requires any stockholder otherwise electing to exercise his cumulative voting rights, if voting in person, to so indicate prior to the beginning of the Meeting or if voting by proxy given to someone other than those designated by the Board in the solicitation to so indicate on said proxy.

For Proposal 1, directors will be elected by a plurality of shares present in person or represented by proxy at the Meeting, which means that the two individuals receiving the highest number of “For” votes will be elected directors. Abstentions will have no effect on the voting results of Proposal 1. Proposals 2 and 3 will be approved upon the affirmative vote of a majority of shares present in person or by proxy at the Meeting and entitled to vote on such proposals. Abstentions will have the effect of a vote against such proposals. Broker non-votes will have no effect on the vote for Proposal 2.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this Proxy Statement, the accompanying form of proxy and our Annual Report for the fiscal year ended December 31, 2006 to beneficial owners and will reimburse such record holders for their expense in forwarding solicitation material. We expect to solicit proxies primarily by mail, but Company directors, officers and employees may also solicit in person, by telephone or by fax.

The Board does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

This Proxy Statement should be read in conjunction with our Annual Report for the fiscal year ended December 31, 2006, including the financial statements and management's discussion and analysis of financial condition and results of operations contained therein.

Corporate Governance Matters

Corporate Governance Practices and Board Independence

The Board has adopted a number of corporate governance documents, including charters for its Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee, corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal financial officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on the Company's website at www.accesspharma.com under the heading “Investor Relations,” and a copy of any such document may be obtained, without charge, upon written request to the Company, c/o Investor Relations, 2600 Stemmons Freeway, Suite 176, Dallas, Texas, 75207.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to it. Stockholders may send written communications to the Board or individual directors to Access Pharmaceuticals, Inc., Board of Directors, c/o Chief Executive Officer, 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207. Stockholders also may send communications via email to akc@accesspharma.com with the notation “Attention: Chief Executive Officer” in the Subject field. All communications will be reviewed by the Chief Executive Officer of the Company, who will determine whether such communications are relevant and/or for a proper purpose and appropriate for Board review and, if applicable, submit such communications to the Board on a periodic basis.

Attendance of Directors at Annual Stockholder Meetings

All of the directors attended the 2006 annual stockholder meeting. Although the Company currently does not require directors to attend annual stockholder meetings, it does encourage directors to do so and welcomes their attendance. The Company generally schedules a Board meeting in conjunction with the Meeting and plans to continue to do so in the future. The Company expects that directors will attend annual stockholder meetings absent a valid reason.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The committee may also ask the candidate to meet with Company management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate's election. Messrs. Davis and Alvino were each initially appointed to the Board as a result of contractual obligations of the Company.

Before nominating a sitting director for reelection at an annual stockholder meeting, the committee will consider the director's performance on the Board and whether the director's reelection would be in the best interests of the Company’s stockholders and consistent with the Company's corporate governance guidelines and the Company's continued compliance with applicable law, rules and regulations.

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company's business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company's business. When considering candidates for director, the committee takes into account a number of factors, including the following:

• Independence from management;
• Age, gender and ethnic background;
• Relevant business experience;
• Judgment, skill and integrity;
• Existing commitments to other businesses;
• Potential conflicts of interest;
• Corporate governance background;
• Financial and accounting background;
• Executive compensation background; and
• Size and composition of the existing Board.

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Company, c/o Investor Relations, 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207 and include the following:

•	The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;
•
The class and number of shares of Company capital stock, if any, owned by the stockholder as of the record date for the applicable annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;

•	The name, age and address of the candidate;
•	A description of the candidate's business and educational experience;
•	The class and number of shares of Company capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;
•
Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

•	A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;
•	A description of any relationship or understanding between the stockholder and the candidate;
•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and
•	The director is independent under applicable AMEX rules.

Director Independence

The Board has determined that each of Dr. Ahn, Mr. Flinn, Mr. Luci, Mr. McDade and Mr. Meakem are independent under applicable AMEX rules. Based on the fully-diluted Common Stock ownership of SCO Capital Partners LLC and its affiliates, the Board has determined that the Company is a “Controlled Company” under applicable AMEX rules and regulations and therefore under applicable AMEX rules and regulations the Company would not be required to comply with certain director independence requirements.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws presently provide that our Board shall consist of between three to fifteen members, shall be divided into three classes as nearly equal in number as possible, and that each Director shall serve for a term of three years and until his successor is elected and qualified or until his earlier resignation, death or removal. By resolution, the Board has set the number of its directors at eleven, with such number to be reduced to nine after the completion of and adjournment of the Meeting. The term of office of one class of Directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The Board presently consists of eleven members. As a result of our policy regarding Board member age limitation, Messrs. McDade and Flinn will retire as directors as of the date of the Meeting.

Members of each class serve a term of three years until the respective annual meeting of stockholders and election and qualification of their successors. Dr. Ahn and Mr. Alvino are Class 3 Directors with their terms set to expire upon the Meeting. Messrs. Davis and Meakem and Drs. Mazanet and Cvitkovic are Class 1 Directors with their terms set to expire upon the annual meeting of stockholders in 2008. Dr. Howell and Messrs. Luci and Seiler are Class 2 Directors with their terms set to expire upon the annual meeting of stockholders in 2009. Each of our officers is selected by the Board for a term of one year. There is no family relationship among any of the directors or officers.

Nominees for Term Expiring at the Meeting (Class 3 Directors)

Dr. Ahn and Mr. Alvino are Class 3 Directors. Dr. Ahn and Mr. Alvino have served as directors since September 2006 and March 2006, respectively. The terms of Messrs. Ahn and Alvino expire at the Meeting. If elected at the Meeting, both will serve for a term of three years expiring on the date of the annual meeting of stockholders in 2010. The terms of the other seven remaining Directors will continue as indicated above.

Business and Experience of Nominees for Director

Dr. Mark J. Ahn became a director in September 2006. Dr. Ahn is President and Chief Executive Officer and a member of the board of directors of Hana Biosciences, Inc. since November 2003. Prior to joining Hana, from December 2001 to November 2003, he served as Vice President, Hematology and corporate officer at Genentech, Inc. where he was responsible for commercial and clinical development of the Hematology franchise. From February 1991 to February 1997 and from February 1997 to December 2001, Dr. Ahn was employed by Amgen and Bristol-Myers Squibb Company, respectively, holding a series of positions of increasing responsibility in strategy, general management, sales & marketing, business development, and finance. He has also served as an officer in the U.S. Army. Dr. Ahn is a Henry Crown Fellow at the Aspen Institute, founder of the Center for Non-Profit Leadership, a director of TransMolecular, Inc., a privately held biotechnology company focused on neuroncology, and a member of the Board of Trustees for the MEDUNSA (Medical University of South Africa) Trust. Dr. Ahn received a B.A. in History and an M.B.A. in Finance from Chaminade University. He was a graduate fellow in Economics at Essex University, and has a Ph.D. in Business Administration from the University of South Australia.

Mr. Mark J. Alvino became a director in March 2006 as a designee of SCO Capital Partners LLC. Mr. Alvino currently works as Managing Director for SCO Financial Group LLC. He is currently on the board of directors of MacroChem Corporation. He previously worked at Feinstein Kean Healthcare, an Ogilvy Public Relations Worldwide Company. There he was Senior Vice President, responsible for managing both investor and corporate communications programs for many private and public companies and acted as senior counsel throughout the agency's network of offices. Prior to working at FKH, Mr. Alvino served as Vice President of Investor Relations and managed the New York Office of Allen & Caron, Inc., an investor relations agency. His base of clients included medical devices, biotechnology, and e-healthcare companies. Mr. Alvino also spent several years working with Wall Street brokerages including Ladenburg, Thallman & Co. and Martin Simpson & Co.

The nominees have consented to serve as our Directors and the Board has no reason to believe that either nominee will be unavailable for such service.

The Board recommends a vote “FOR” the proposed nominees to the Board and the enclosed proxy will be so voted unless a contrary vote is indicated. Each Director shall be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote at the Meeting.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE. HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE THE RIGHT TO CAST VOTES FOR ANOTHER PERSON DESIGNATED BY THE BOARD IN THE EVENT THE NOMINEES ARE UNABLE OR UNWILLING TO SERVE.

Information With Respect to Other Directors

Directors Whose Terms Expire at the Annual Meeting in 2008 (Class 1 Directors)

Dr. Esteban Cvitkovic became a director in February 2007. Recently, the oncology-focused CRO, Cvitkovic & Associés Consultants (CAC), founded by Dr. Cvitkovic 11 years ago and which he developed from a small oncology consultancy to a full-service CRO, was sold to AAIPharma to become AAIOncology. Dr. Cvitkovic is currently a Senior Medical Consultant to AAIOncology. In addition, he maintains a part-time academic practice including teaching at the hospitals Beaujon and St Louis in Paris. Dr. Cvitkovic is Scientific President of the FNAB, a foundation devoted to the furthering of personalised cancer treatments. Together with a small number of collaborators he has recently co-founded Oncoethix, a biotech company focused on licensing and co-development of anti-cancer molecules. Dr. Cvitkovic has authored more than 200 peer-reviewed articles and 600 abstracts focused on therapeutic oncology development. His international career includes staff and academic appointments at Memorial Sloan Kettering Cancer Center (New York), Columbia Presbyterian (New York), Instituto Mario Negri (Milan), Institut Gustave Roussy (Villejuif), Hôpital Paul Brousse (Villejuif) and Hôpital St. Louis (Paris).

Mr. Jeffrey B. Davis became a director in March 2006 as a designee of SCO Capital Partners LLC. Mr. Davis is Chairman of the Board and a member of the Compensation Committee of the Board. Mr. Davis currently serves as President of SCO Financial Group LLC. Prior to joining SCO Securities LLC, Mr. Davis served as Senior Vice President and Chief Financial Officer of HemaSure, Inc., a publicly traded development stage healthcare technology company. Prior to that, Mr. Davis was Vice President, Corporate Finance, at Deutsche Morgan Grenfell, both in the U.S. and Europe. Mr. Davis also served in senior marketing and product management positions at AT&T Bell Laboratories, where he was also a member of the technical staff. Prior to that, Mr. Davis was involved in marketing and product management at Philips Medical Systems North America. Mr. Davis is currently on the board of MacroChem Corporation, Uluru, Inc. and Virium Pharmaceuticals, Inc., a private biotechnology company. Mr. Davis served previously on the board of Bioenvision, Inc. Mr. Davis holds a B.S. in biomedical engineering from Boston University and an M.B.A. degree from the Wharton School, University of Pennsylvania.

Rosemary Mazanet, M.D. serves as Chief Executive Officer of Breakthrough Therapeutics, LLC, a privately held development stage biotechnology company. From May 2005 to January 2007 she served as our Acting Chief Executive Officer. From June 1998 to February 2004, Dr. Mazanet served as Chief Scientific Officer and a General Partner of Oracle Partners, L.P., a healthcare investment firm. Dr. Mazanet also serves as an independent director at GTx, Inc (Nasdaq: GTXI), Aksys, Ltd. and is a trustee at the University of Pennsylvania, School of Medicine. Prior to joining Oracle, Dr. Mazanet was the Director of Clinical Research at Amgen, Inc. She has over 20 years experience in the pharmaceutical industry, and was trained as a Medical Oncologist/Hematologist in the Harvard Medical System, and holds an M.D. and Ph.D. from University of Pennsylvania.

Mr. John J. Meakem, Jr. has been one of our directors since 2001. Mr. Meakem is also a member of the Nominating and Corporate Governance Committee of the Board and a member of the Audit and Finance Committee of the Board. Mr. Meakem is a private investor with portfolio holdings in innovative companies with a particular focus on healthcare. Most recently Mr. Meakem served as Chairman of the Board, President and Chief Executive Officer of Advanced Polymer Systems, Inc. from 1991 to 2000. Prior to 1991, he was Corporate Executive Vice President of Combe, Inc. and President of Combe North America. Prior to 1970, Mr. Meakem was with Vick Chemical Company, a division of Richardson Merrell Drug Corporation, for ten years as Vice President of Marketing, New Products & Acquisitions.

Directors Whose Terms Expire at the Annual Meeting in 2009 (Class 2 Directors)

Stephen B. Howell, M.D. has served as one of our directors since 1996. Dr. Howell is a member of the Compensation Committee of the Board. Dr. Howell is a Professor of Medicine at the University of California, San Diego, and director of the Cancer Pharmacology Program of the UCSD Cancer Center. Dr. Howell is a recipient of the Milken Foundation prize for his contributions to the field of cancer chemotherapy. He has served on the National Research Council of the American Cancer Society and is on the editorial boards of multiple medical journals. Dr. Howell founded DepoTech, Inc. and served as a member of its board of directors from 1989 to 1999. Dr. Howell served on the board of directors of Matrix Pharmaceuticals from 2000 to 2002. Dr. Howell received his A.B. at the University of Chicago and his M.D. from Harvard Medical School.

Mr. David P. Luci has served as one of our directors since January 2007. Mr. Luci is Executive Vice President of Bioenvision, Inc. He has also served as Bioenvision’s chief financial officer, general counsel and corporate secretary since July 2004, after serving as director of finance, general counsel and corporate secretary since July 2002. From September 1994 to July 2002, Mr. Luci served as a corporate associate at Paul, Hastings, Janofsky & Walker LLP (New York office). Prior to that, Mr. Luci served as a senior auditor at Ernst & Young LLP (New York office). Mr. Luci is a certified public accountant. He holds a Bachelor of Science in Business Administration with a concentration in accounting from Bucknell University and a J.D. (cum laude) from Albany Law School of Union University.

Mr. Stephen R. Seiler has been our President and Chief Executive Officer and a Director since January 2007. Until recently, Mr. Seiler had been Acting Chief Executive Officer of Effective Pharmaceuticals, Inc. and advising other companies in the healthcare field. From 2001 until 2004 he was Chief Executive Officer of Hybridon, Inc. (now Idera Pharmaceuticals, Inc.). Mr. Seiler was Executive Vice President, Planning, Investment & Development at Elan Corporation plc from 1995 until 2001. He also worked as an investment banker at Paribas Capital Markets in both London and New York from 1991 to 1995 where he was founder and head of Paribas’ pharmaceutical investment banking group.

Directors Whose Terms Expire as of the Date of the Meeting and Will Not Stand for Reelection

Mr. J. Michael Flinn has served as one of our directors since 1983. Mr. Flinn was Chairman of the Board from 2004 until 2006 and was previously a member of the Compensation Committee of the Board. From 1970 to 2000, he was an investment counselor and a consultant to the Operations Group of United Asset Management. He served as a security analyst in the area of healthcare and natural resources. From 1970 to 1995 he was a principal and Chairman with the investment counseling firm of Sirach Capital Management, Inc. He assisted in the management of pension, profit sharing, individual, corporate and foundation accounts totaling over $8.0 billion. He serves as a board member of Lonesome Dove Petroleum. He previously has served on hospital and other healthcare boards.

 Mr. Herbert H. McDade, Jr. has served as one of our directors since 1988 and was previously a member of the Compensation Committee of the Board. Mr. McDade was Chairman of the Board until 2004. In February 1989, he was elected Vice-Chairman of the Board and Chief Executive Officer and served in such positions until 1996. In June 1989, he was elected Chairman of the Board and Treasurer in addition to his responsibilities as Chief Executive Officer, and from 1990 to January 1996 he was our President. In addition, he also serves on the board of Discovery Laboratories, Inc. From 1986 to 1987 he served as Chairman of the board of directors and President of Armour Pharmaceutical Co., a wholly-owned subsidiary of Rorer Group, Inc. Prior to 1986 he served for approximately 13 years in various executive positions at Revlon, Inc., including from 1979 to 1986, as President of the International Division of the Revlon Health Care Group. He was also previously associated for twenty years in various executive capacities with The Upjohn Company.

Executive Officers

David P. Nowotnik, Ph.D. has been Senior Vice President Research and Development since January 2003 and was Vice President Research and Development from 1998. From 1994 until 1998, Dr. Nowotnik had been with Guilford Pharmaceuticals, Inc. in the position of Senior Director, Product Development and was responsible for a team of scientists developing polymeric controlled-release drug delivery systems. From 1988 to 1994 he was with Bristol-Myers Squibb researching and developing technetium radiopharmaceuticals and MRI contrast agents. From 1977 to 1988 he was with Amersham International leading the project which resulted in the discovery and development of Ceretec.

Mr. Phillip S. Wise has been our Vice President Business Development since June 2006. Mr. Wise was Vice President of Commercial and Business Development for Enhance Pharmaceuticals, Inc. and Ardent Pharmaceuticals, Inc. from 2000 until 2006. Prior to that time he was with Glaxo Wellcome, from 1990 to 2000 in various capacities.

Mr. Stephen B. Thompson has been Vice President since 2000 and our Chief Financial Officer since 1996. From 1990 to 1996, he was Controller and Administration Manager of Access Pharmaceuticals, Inc., a private Texas corporation. Previously, from 1989 to 1990, Mr. Thompson was Controller of Robert E. Woolley, Inc., a hotel real estate company where he was responsible for accounting, finances and investor relations. From 1985 to 1989, he was Controller of OKC Limited Partnership, an oil and gas company, where he was responsible for accounting, finances and SEC reporting. Between 1975 and 1985 he held various accounting and finance positions with Santa Fe International Corporation.

Officers and Directors

Our directors and executive officers are as follows:

Name	Age	Title

Jeffrey B. Davis	44	Chairman of the Board
Rosemary Mazanet, M.D., Ph.D.	51	Vice Chairman
Esteban Cvitkovic, M.D.	57	Vice Chairman-Europe
Stephen R. Seiler	51	President, Chief Executive Officer, Director
Mark J. Ahn, Ph.D.	44	Director
Mark J. Alvino	39	Director
Stephen B. Howell, M.D.	62	Director
J. Michael Flinn	73	Director
David P. Luci	40	Director
Herbert H. McDade, Jr.	80	Director
John J. Meakem, Jr.	70	Director
David P. Nowotnik, Ph.D.	58	Senior Vice President Research & Development
Phillip S. Wise	48	Vice President, Business Development & Strategy
Stephen B. Thompson	53	Vice President, Cheif Financial Officer, Treasurer, Secretary

Committees of the Board of Directors

     The Board has established an Audit and Finance Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees of the Board acts pursuant to a separate written charter adopted by the Board. On February 8, 2007, the Board also established an Executive Committee consisting of Mr. Davis, Mr. Seiler and Dr. Ahn.

     The Audit and Finance Committee is currently comprised of David P. Luci (chairman) and John J. Meakem, Jr. During 2006, the Audit and Finance Committee was composed of four directors, Max Link, Ph.D., Stuart M. Duty, John J. Meakem, Jr., and Jeffrey B. Davis. All of the current members of the Audit and Finance Committee are independent under applicable SEC and AMEX rules and regulations. During 2006 Dr. Link, Mr. Duty and Mr. Meakem were independent under applicable SEC and AMEX rules and regulations. The Board has determined that Mr. Luci, the chairman of the Audit and Finance Committee, is an “audit committee financial expert,” under applicable SEC rules and regulations. The Audit and Finance Committee’s responsibilities and duties are among other things to engage the independent auditors, review the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls. The Audit and Finance Committee charter is available on our website (www.accesspharma.com) under the heading “Investor Relations” and is also attached as Appendix A to this Proxy Statement.

     The Compensation Committee is currently comprised of Jeffrey B. Davis (chairman) and Dr. Stephen B. Howell. During 2006, the Compensation Committee was composed of Herbert H. McDade, Jr., Jeffrey B. Davis, J. Michael Flinn and Stephen B. Howell, MD. Dr. Howell, Mr. Flinn and Mr. McDade are independent under applicable AMEX rules and regulations and are non-employee directors under applicable SEC rules and “outside” directors under Internal Revenue Code Section 162(m). The Compensation Committee’s responsibilities and duties are summarized in the discussion of the Compensation Committee included in this Proxy Statement and in the Compensation Committee charter also available on our website (www.accesspharma.com) under the heading “Investor Relations”. There were no interlocks or insider participation between any member of the Board or Compensation Committee and any member of the board of the directors or compensation committee of another company.

     The Nominating and Corporate Governance Committee is currently comprised of John J. Meakem, Jr. (chairman) and Mark J. Alvino. During 2006 Stuart M. Duty was also a member of the committee. All members of the Nominating and Corporate Governance Committee are independent under applicable AMEX rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing the Company's corporate governance guidelines. Its charter is available on our website (www.accesspharma.com) under the heading “Investor Relations”.

The table below provides current membership information for each Board committee:

Director	Executive	Audit and Finance	Compensation	Nominating and Corporate Governance
Mark J. Ahn, PhD (3)	X
Mark J. Alvino (3)				X
Esteban Cvitkovic, MD (1)
Jeffrey B. Davis (1)	X		X *
Stephen B. Howell, MD (2)			X
David P. Luci (2)		X *
Rosemary Mazanet, MD, PhD (1)
John J. Meakem, Jr. (1)		X		X *
Stephen R. Seiler (2)	X

____________________

* Chair
     (1) Class I directors: Term as director is expected to expire in 2008
     (2) Class II directors: Term as director is expected to expire in 2009
     (3) Class III directors: Term as director expires in 2007

Meetings Attendance

     During the 2006 fiscal year, the Board held sixteen (16) meetings. Each director attended 75 percent or more of the aggregate number of Board meetings and meetings of committees of which he or she was a member that were held during the period of his or her service as a director except Dr. Howell attended 69%, Dr. Ahn attended 67% and Dr. Link attended 50% of such meetings.

     The Audit and Finance Committee met once during the 2006 fiscal year.

     The Compensation Committee met twice during the 2006 fiscal year.

     The Nominating and Corporate Governance Committee met once during the 2006 fiscal year.

     The Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meeting of stockholders, although it does encourage attendance by the directors. Historically, more than a majority of the directors have attended the annual meeting. All of the directors then in office attended the 2006 annual stockholders meeting.

Compensation of Directors

Each director who is not also our employee receives a quarterly fee of $3,000 and $1,000 per quarter per committee (aggregate for all committees) in which he/she is a member. The Chairman of the Board is paid an additional $1,000 per quarter and the Chairman of each of the Audit and Finance and Compensation Committee is paid an additional $500 per quarter. Mr. Flinn was paid $183,000 in 2006 for serving as Chairman of the Board for 2005 and 2006. Each director will have $2,000 deducted from his or her fee if the director misses more than one Board meeting, and $1,000 deducted per committee meeting not attended. In addition, we reimbursed each director, whether an employee or not, the expenses of attending Board and committee meetings. Each non-employee director is also entitled to receive options to purchase 2,500 shares of Common Stock on the date of each annual meeting of stockholders and options to purchase 25,000 shares of Common Stock when he/she is first appointed as a director.

Director Compensation Table - 2006

     The table below represents the compensation paid to our directors during the year ended December 31, 2006:

Name	Fees earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Mark J. Ahn, PhD (2)	4,000	-	7,592	-	11,592
Mark J. Alvino (3) (9)	13,000	-	5,581	-	18,581
Esteban Cvitkovic, MD (8)	-	-	-	-	-
Jeffrey B. Davis (3) (9)	16,650	-	5,581	-	22,231
Stuart M. Duty (4)	16,000	-	8,379	-	24,379
J. Michael Flinn (5)	200,858	-	15,411	-	216,269
Stephen B. Howell, MD (6)	12,000	-	6,137	69,000	87,137
David P. Luci (8)	-	-	-	-	-
Rosemary Mazanet, MD, PhD	-	-	-	-	-
Max Link, PhD (7)	12,000	-	556	-	12,557
Herbert H. McDade, Jr. (6)	17,200	-	6,137	-	23,338
John J. Meakem, Jr. (4)	16,000	-	8,379	-	24,380
___________________

(1)
The value listed in the above table represents the fair value of the options recognized as expense under FAS 123R during 2006, including unvested options granted before 2006 and those granted in2006. Fair value is calculated as of the grant date using a Black-Sholes (“Black-Sholes”) option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 10 to our audited financial statements for the year ended December 31, 2006, included in our Annual Report on Form 10-KSB.

(2)	Represents expense recognized in 2006 in respect of options to purchase 25,000 share based on a grant date fair value of $7,592.
(3)
Represents expense recognized in 2006 in respect of options to purchase 25,000 shares based on grant date fair value of $5,581. Does not include 54,545 shares underlying warrants held directly by Mr. Alvino.

(4)
Represents expense recognized in 2006 in respect of options to purchase 25,000 shares based on a grant date fair value of $5,581; options to purchase  1,200 shares based on a grant date fair value of $556; and options to purchase  4,836 shares based on a grant date fair value of $2,242.

(5)
Represents expense recognized in 2006 in respect of options to purchase 25,000 shares based on a grant date fair value of $5,581; options to purchase 1,200 shares based on a grant date fair value of $556; and options to purchase 20,000 shares based on a grant date fair value of $9,274. Also includes the payment of a fee of $140,000 to Mr. Flinn, our former Chairman of the Board, for services as Chairman of the Board for fiscal 2005 and the payment of a fee of $43,333 for Mr. Flinn for services as Chairman of the Board for fiscal 2006.

(6)
Represents expense recognized in 2006 in respect of options to purchase 25,000 shares based on a grant date fair value of $5,581 and options to purchase 1,200 shares based on a grant date fair value of $556. Includes $69,000 Dr. Howell received for scientific consulting services in 2006.

(7)	Represents expense recognized in 2006 in respect of options to purchase 1,200 shares based on grant date fair value of $556.
(8)	Dr. Cvitkovic and Mr. Luci became directors in 2007.
(9)
Does not include amounts paid in 2006 to SCO Capital Partners and affiliates. SCO and affiliates were paid $415,000 relating to the issuance of convertible notes and were paid $131,000 in investor realation fees.

   The following table summarizes the aggregate number of option awards held by each director at December 31, 2006. There were no outstanding stock awards held by any director at December 31, 2006:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Mark J. Ahn, PhD	-	25,000	-	0.85	09/01/16
Mark J. Alvino	-	25,000	-	0.63	08/17/16
Jeffrey B. Davis	-	25,000	-	0.63	08/17/16
Esteban Cvitkovic, MD (1)	-	-	-	-	-
Stuart M. Duty	2,500 4,836 1,200	25,000	-	0.63 12.40 3.15 3.15	08/17/16 5/12/15 2/05/16 2/05/16
J. Michael Flinn	2,000 2,000 1,000 2,000 2,000 2,500 2,500 2,500 1,200 20,000	25,000	-	0.63 15.00 10.00 17.81 23.05 14.05 11.50 28.50 12.40 3.15 3.15	08/17/16 06/18/08 07/20/09 06/26/10 05/21/11 05/20/12 05/19/13 05/19/14 05/12/15 02/05/16 02/05/16
Stephen B. Howell, MD (3)	417 1,000 2,000 2,000 2,500 2,500 2,500 1,200	25,000	-	0.63 15.00 17.81 23.05 14.05 11.50 28.50 12.40 3.15	08/17/16 06/18/08 06/26/10 05/21/11 05/20/12 05/19/13 05/19/14 05/12/15 02/05/16
David P. Luci (1)	-	-	-	-	-
Rosemary Mazanet, MD, PhD (2)			-
Max Link, PhD	1,200		-	0.63	08/17/16

Herbert H. McDade, Jr.	2,500 1,000 2,000 2,000 2,500 2,500 1,200	25,000	-	0.63 15.00 17.81 23.05 14.05 28.50 12.40 3.15	08/17/16 06/18/08 06/26/10 05/21/11 05/20/12 05/19/14 05/12/15 02/05/16

John J. Meakem, Jr.	4,000 2,000 2,500 2,500 2,500 4,836 1,200	25,000	-	0.63 20.25 14.05 11.50 28.50 12.40 3.15 3.15	08/17/16 02/16/11 05/20/12 05/19/13 05/19/14 05/12/15 02/05/16 02/05/16
____________________

(1)	Dr. Cvitkovic and Mr. Luci became directors in 2007.
(2)	Since Dr. Mazanet became an outside director in January 2007, her options are reported in the executive compensation tables.
(3)
Dr. Howell also has a warrant to purchase 3,000 shares of our Common Stock at an exercise price of $15.00 per share, and a warrant to purchase 2,000 shares of our Common Stock at an exercise price of $24.80 per share.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2006 about shares of Common Stock outstanding and available for issuance under our equity compensation plans existing as of such date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders 2005 Equity Incentive Plan 1995 Stock Awards Plan 2001 Restricted Stock Plan	802,672 360,917 -	$ 1.04 $18.03 -	197,328 - 52,818
Equity compensation plans not approved by security holders 2000 Special Stock Option Plan	100,000	$12.50	-
Total	1,263,589	$ 6.80	250,146

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 2, 2007 by (i) each person who is known by us to beneficially own more than five percent of our Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all our executive officers and directors as a group. Beneficial ownership as reported in the following table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The address of each holder listed below, except as otherwise indicated, is c/o Access Pharmaceuticals, Inc., 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207.

Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	% of Class

Jeffery B. Davis (2)	30,820	*
Rosemary Mazanet (3)	147,256	4.0%
Mark Ahn (4)	25,000	*
Mark J. Alvino (5)	80,525	2.2%
J. Michael Flinn (6)	84,880	2.4%
Stephen B. Howell, M.D. (7)	53,839	1.5%
Herbert H. McDade, Jr. (8)	46,151	1.3%
John J. Meakem, Jr. (9)	53,536	1.5%
David P. Nowotnik, Ph.D. (10)	122,682	3.4%
Phillip S. Wise (11)	50,000	1.4%
Stephen B. Thompson (12)	91,521	2.5%
Larry N. Feinberg (13)	1,142,964	26.4%
Kerry P. Gray (14)	355,136	9.3%
SCO Capital Partners LLC (15)	4,682,040	57.0%
All Directors and Executive Officers as a group (consisting of 12 persons) (16)	786,211	18.5%
* - Less than 1%

(1)	Includes our outstanding shares of Common Stock held plus all shares of Common Stock issuable upon exercise of options, warrants and other rights exercisable within 60 days of April 2, 2007.
(2)
Mr. Davis is President of SCO Securities LLC. His address is c/o SCO Capital Partners LLC, 1285 Avenue of the Americas, 35th Floor, New York, NY 10019. SCO Securities LLC and affiliates (SCO Capital Partners LLC, Beach Capital LLC, Lake End Capital LLC, Howard Fischer, Mr. Davis and Mark J. Alvino) are known to beneficially own warrants to purchase an aggregate of 4,682,040 of our Common Stock and 5,454,544 shares of Common Stock issuable to them upon conversion of notes. Mr. Davis disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. Does not include any such shares other than 5,280 shares underlying warrants held directly by Mr. Davis. Includes presently exercisable options for the purchase of 25,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan.

(3)
Includes presently exercisable options for the purchase of 141,256 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan and 6,000 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(4)	Includes presently exercisable options for the purchase of 25,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan.

(5)
Includes 55,525 shares of Common Stock underlying warrants held by Mr. Alvino. Mr. Alvino is Managing Director of SCO Securities LLC. His address is c/o SCO Capital Partners LLC, 1285 Avenue of the Americas, 35th Floor, New York, NY 10019. SCO Securities LLC and affiliates (SCO Capital Partners LLC, Beach Capital LLC, Lake End Capital LLC, Howard Fischer, Jeffrey B. Davis and Mr. Alvino) are known to beneficially own warrants to purchase an aggregate of 4,682,040 of our Common Stock and 5,454,544 shares of Common Stock issuable to them upon conversion of notes. Mr. Alvino disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. Does not include any such shares other than 55,525 shares underlying warrants held directly by Mr. Alvino. Includes presently exercisable options for the purchase of 25,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan.

(6)
Includes presently exercisable options for the purchase of 46,200 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan and 16,500 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(7)
Includes presently exercisable options for the purchase of 26,200 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan, 12,917 shares of our Common Stock pursuant to the 1995 Stock Option Plan, a warrant to purchase 3,000 shares of our Common Stock at an exercise price of $15.00 per share, and a warrant to purchase 2,000 shares of our Common Stock at an exercise price of $24.80 per share.

(8)
Includes presently exercisable options for the purchase of 26,200 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan and 12,500 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(9)
Includes presently exercisable options for the purchase of 31,036 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan and 13,500 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(10)
Includes presently exercisable options for the purchase of 50,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan and 55,167 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(11)	Includes presently exercisable options for the purchase of 50,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan.
(12)
Includes presently exercisable options for the purchase of 50,000 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan and 32,000 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(13)
Larry N. Feinberg is a partner in Oracle Partners, L.P. His address is c/o Oracle Partners, L.P., 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830. Oracle Partners, L.P. and affiliates (Oracle Institutional Partners, L.P., Oracle Investment Management, Inc., Sam Oracle Fund, Inc. and Mr. Feinberg) are known to beneficially own an aggregate of 339,964 shares of our Common Stock and convertible notes which may convert into an aggregate of 803,000 shares of our Common Stock.

(14)
Mr. Gray's address is 4939 Stony Ford Dr., Dallas, Texas 75287. Includes presently exercisable options for the purchase of 296,000 shares of our Common Stock pursuant to the 1995 Stock Option Plan and the 2000 Special Stock Option Plan.

(15)
SCO Capital Partners LLC's address is 1285 Avenue of the Americas, 35th Floor, New York, NY 10019. SCO Capital Partners LLC and affiliates (Beach Capital LLC, Lake End Capital LLC, Howard Fisher, Jeffrey B. Davis and Mark J. Alvino) are known to beneficially own warrants to purchase an aggregate of 4,682,040 shares of our Common Stock and 5,454,544 shares of Common Stock issuable to them upon conversion of notes. Each of Mr. Davis and Mr. Alvino, our directors and executives with SCO Capital Partners LLC, disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(16)	Does not include shares held by SCO Securities LLC and affiliates (other than shares underlying warrants held directly by Messrs. Davis and Alvino).

COMPENSATION COMMITTEE DISCUSSION ON EXECUTIVE COMPENSATION

The Compensation committee operates under a written charter adopted by the Board and is responsible for making all compensation decisions for the Company’s named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our equity incentive plans. The Compensation Committee charter can be found on our website at www.accesspharma.com under “Investor Relations”.

Executive Summary

     The discussion that follows outlines the compensation awarded to, earned by or paid to the named executive officers of the Company including a review of the principal elements of compensation, the objectives of the Company’s compensation program, what the program is designed to reward and why and how each element of compensation is determined.

     In general, the Company operates in a marketplace where competition for talented executives is significant. Further, the Company is engaged in the long-term development of drug candidates, without the benefit of significant current revenues, and therefore its operations require it to raise capital in order to continue its activities. As such, the Company’s operations include special needs and risks for the Company to address in developing programs that promote long-term performance and retention. The Company’s compensation program for named executive officers consists of cash compensation as base salary, medical, basic life insurance, long term disability, flexible spending accounts, paid time off, and defined contribution 401(k) retirement plans as well as long term equity incentives offered through stock option plans. This program is developed in part by benchmarking against other companies in the biotechnology/pharmaceutical sectors, as well as by the judgment and discretion of our Board.

Overall Objectives of the Executive Compensation Program

The purpose of our compensation plan is to attract, retain and motivate key management employees. It is our philosophy to pay our executives at levels commensurate with both industry levels and individual experience and performance. The biopharmaceutical marketplace is highly competitive and includes companies with far greater resources than ours. Our work involves development of drug candidates over a long period of time and involves a high degree of risk and uncertainty. Continuity of both scientific knowledge and relationships across multi-disciplinary functions are critical success factors to our business. The objectives of our compensation program for named executive officers is to provide competitive cash compensation, competitive health, welfare and 401(k) retirement benefits as well as long-term equity incentives that offer significant reward potential for the risks assumed and for each individual’s contribution to the long-term performance of the Company. Individual performance is measured against long-term strategic goals, short-term business goals, scientific innovation, regulatory compliance, new business development, development of employees, fostering of teamwork and other Access values designed to build a culture of high performance. These policies and practices are based on the principle that total compensation should serve to attract and retain those executives critical to the overall success of Access and are designed to reward executives for their contributions toward business performance that is designed to build and enhance stockholder value. Throughout the 2006 fiscal year, the Compensation Committee reviewed compensation for comparable organizations in order to establish our total compensation program and to recommend awards under our equity incentive plans.

Base Salary Program

It is our policy to establish salaries at a level approximating the average of the competitive levels in comparable companies in the bio-medical industry and to provide annual salary increases reflective of an executive's performance, level of responsibility and position with the Company.

Compensation of Chief Executive Officer

Rosemary Mazanet, M.D., Ph.D, was named by the Board as the Company's Acting Chief Executive Officer, effective as of May 11, 2005 (the “Effective Date”). Her employment arrangement was memorialized in a Letter Agreement with the Company, dated May 10, 2005 (the “Employment Letter”). She served in such capacity until January 2007. Dr. Mazanet's title was Acting Chief Executive Officer and she reported directly to, and was subject to the direction of, the Board. Dr. Mazanet was paid a monthly salary of $25,000 and was granted a non-qualified stock option of 6,000 shares of Common Stock, with an exercise price equal to the fair market value on the date of grant. Dr. Mazanet's option vested monthly over a six month period. The Employment Letter also granted Dr. Mazanet similar employee benefits as the Company's other executive officers, D&O insurance coverage and a signing bonus of $30,000. The Employment Letter provides for additional option or cash grants based on milestones to be agreed upon by Dr. Mazanet and the Board. The Board granted Dr. Mazanet an additional 50,000 options in 2005 and 200,000 options in 2006.

Kerry Gray previously served as President and Chief Executive Officer of the Company until May 10, 2005, (the “Resignation Date”). Mr. Gray resigned from the Board and from all other positions held with the Company, effective as of the Resignation Date. The Company and Mr. Gray entered into a Separation Agreement dated as of May 10, 2005 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Gray agreed to provide certain post-termination assistance to the Company. He also agreed to maintain the confidentiality of Company proprietary information and to a customary mutual release of claims with the Company. The Separation Agreement required an immediate cash payment to Mr. Gray of $225,000 and payments of $33,333.33 each month for a period of 18 months. The Company was required to issue 700 shares of the Common Stock to Mr. Gray each month for a period of 18 months following the Resignation Date. The Separation Agreement also provides that all of Mr. Gray's outstanding stock options and shares of restricted stock immediately and fully vested and options remain exercisable for a period of two years from the Resignation Date. The 18 month period of payments of cash and stock has ended and no further payments are required.

Annual Incentive

Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include Company development, performance against objectives, advancement of our research and development programs, commercial operations, product acquisition, and in-licensing and out-licensing agreements. The Compensation Committee does not utilize formalized mathematical formulas, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to be awarded to each executive based on an individual’s targeted incentive payment. The Compensation Committee believes that analysis of our corporate growth requires subjectivity on the part of the Compensation Committee when determining incentive payments. The Compensation Committee believes that specific formulas restrict flexibility. Based on this criteria, for the 2006 fiscal year Dr. Mazanet was granted options to purchase 200,000 shares of Common Stock under the 2005 Equity Incentive Plan.

Stock Option Plans

The Board has adopted and our stockholders have approved our 2005 Equity Incentive Plan and 1995 Stock Awards Plan. The 2005 Equity Incentive Plan currently provides for the issuance of up to a maximum of 1,000,000 shares of our Common Stock to our employees, directors and consultants or any of our subsidiaries. The 1995 Stock Awards Plan provided for the issuance of up to a maximum of 500,000 shares of our Common Stock to our employees, directors and consultants or any of our subsidiaries. A total of 474,044 options were granted under the 1995 Stock Awards Plan before it terminated. Options granted under both plans may be either incentive stock options or options which do not qualify as incentive stock options. In 2000, the Board adopted the 2000 Special Stock Option Plan and Agreement (the “2000 Plan”). The 2000 Plan provides for the award of options to purchase a maximum of 100,000 shares of our Common Stock. In 2007, the Board adopted the 2007 Special Stock Option Plan and Agreement (the “2007 Plan”). The 2007 Plan provides for the award of options to purchase a maximum of 450,000 shares of our Common Stock.

The stock option plans are administered by a committee of non-employee members of the Board, chosen by the Board, and is currently administered by the Compensation Committee. During 2006, the Compensation Committee was composed of four directors, Herbert H. McDade, Jr., Jeffrey B. Davis, J. Michael Flinn and Stephen B. Howell, MD. The Compensation Committee presently is composed of Jeffrey B. Davis and Stephen B. Howell, MD. The Compensation Committee has the authority to determine those individuals to whom stock options are granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions, if any, with respect to exercise of each option, the terms for payment of the option price and other terms and conditions of each option.

Our non-employee directors, who include members of the Compensation Committee, are eligible to receive options under the 2005 Equity Incentive Plan. Each non-employee director is entitled to receive options to purchase 2,500 shares of our Common Stock on the date of each annual meeting of stockholders and options to purchase 25,000 shares of Common Stock when he/she is first appointed as a director.

Dr. Mazanet received options to purchase 6,000 shares of Common Stock in the 2005 fiscal year under the 1995 Stock Awards Plan and options to purchase 50,000 shares of Common Stock in the 2005 fiscal year under the 2005 Equity Incentive Plan. Dr. Mazanet also received options to purchase 200,000 shares of Common Stock in the 2006 fiscal year under the 2005 Equity Incentive Plan. As of December 31, 2005, we had granted to Mr. Gray options under the 1995 Stock Awards Plan and the 2000 Plan to purchase an aggregate of 1,480,000 shares of Common Stock at a weighted average exercise price per share of $17.60. All 1,480,000 of such options are scheduled to expire June 30, 2007.

We also have a restricted stock plan, the 2001 Restricted Stock Plan under which 80,000 shares of our Common Stock have been reserved for issuance to certain employees, directors, consultants and advisors. The restricted stock granted under the plan generally vests over five years, 25% two years after the grant date with an additional 25% vesting on the next three anniversary dates. All stock is vested after five years. At December 31, 2006 there were 27,182 shares granted and 52,818 shares available for grant under the 2001 Restricted Stock Plan.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of our five highest paid executives. Excluded from this limitation is compensation that is “performance based.” For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, we believe that compensation relating to options granted under the 1995 Stock Awards Plan and 2000 Plan should be excluded from the $1 million limitation calculation. Compensation relating to our incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Compensation Committee in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of our management is an important part of its responsibilities and inures to the benefit of our stockholders. The Compensation Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

Conclusion

The Compensation Committee believes these executive compensation policies effectively serve the interests of the stockholders. The Compensation Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to our overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board operates under a written charter adopted by the Board in May 2001 and amended and restated by the Board in January 2004 and further amended and restated in June 2006, which charter is available on the Company's website at www.accesspharma.com under the heading “Investor Relations” and is attached to this Proxy Statement as Appendix A. During 2006, the Audit and Finance Committee was composed of four directors, Max Link, Ph.D., Jeffrey B. Davis, Stuart M. Duty, and John J. Meakem, Jr. The Audit and Finance Committee presently is composed of two directors, David P. Luci and John J. Meakem, Jr. The Board has determined that each of Messrs. Luci and Meakem is independent under applicable SEC and AMEX rules and regulations. In accordance with its charter, the Audit and Finance Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit and Finance Committee obtained from the Company’s independent registered public accounting firm a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit and Finance Committee discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm's independence.

The Audit and Finance Committee reviewed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1 AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T), as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit and Finance Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in written disclosures required by the Independence Standards Board Standard No 1. (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Oversight Board in Rule 3600T, and considered the compatibility of non-audit services with the auditors’ independence.

      Management has primary responsibility for the Company's consolidated financial statements and the overall reporting process, including the Company's system of internal control over financial reporting. Whitley Penn LLP (“WP”), the Company’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States, and report on internal control over financial reporting. WP reports to the Audit and Finance Committee as members of the Board and as representatives of the Company's stockholders.

     The Audit and Finance Committee meets with management periodically to consider the adequacy of the Company's internal control over financial reporting and the objectivity of its financial reporting. The Audit and Finance Committee discusses these matters with the appropriate Company financial personnel. In addition, the Audit and Finance Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

Based upon the Audit and Finance Committee's discussion with management and the independent registered public accounting firm, and the Audit and Finance Committee's review of the representation of management, and the report of the independent accountants to the Audit and Finance Committee, the Audit and Finance Committee recommended to the Board that the Company include the audited consolidated financial statements in its Annual Report on Form 10-KSB for the 2006 fiscal year for filing with the SEC. The Audit and Finance Committee also recommended the reappointment of the independent registered public accounting firm and the Board concurred with such recommendation.

David P. Luci
John J. Meakem, Jr.

INDEPENDENT AUDITOR FEES

     The following table presents fees for professional audit services rendered by WP and Grant Thornton LLP (our former independent registered public accountants) for the audit of our annual financial statements for the years ended December 31, 2006 and December 31, 2005, and fees billed for other services rendered by such firms during the respective periods.

Types of Fees	2006	2005
Audit Fees (1)	87,000	220,000
Audit Related Fees (2)	-	-
Tax Fees (3)	-	-
All Other Fees (4)	-	-
____________________

(1)
Audit fees for 2006 and 2005 were for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, and reviews of the Company’s quarterly financial statements included in its Form 10-Q filings.

(2)	Audit-related fees include professional services related to the audit of our financial statements, such as consultation on accounting standards or transactions.
(3)	Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees are for services related to our registration statements and financing transactions.

All decisions regarding selection of independent registered public accounting firms and approval of accounting services and fees are made by our Audit and Finance Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules.

The Audit and Finance Committee selected WP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. WP has served as the company's independent registered public accounting firm since September 2006. Grant Thornton LLP previously served in such capacity.

Policy on Audit and Finance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Finance Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement with respect to such services. The Chairman of the Audit and Finance Committee has been delegated the authority by the Audit and Finance Committee to pre-approve the engagement of the independent accountants when the entire committee is unable to do so. The Chairman of the Audit and Finance Committee approved 100% of the services listed under the preceding captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees.”

Executive Compensation

The following table sets forth the aggregate compensation paid to our CEO and each of our other executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities for the fiscal years ended December 31, 2006 and 2005.

Summary Compensation Table

Name and Principal Position (7)	Year	Salary ($) (1)	Bonus ($)		Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation (4)	Total ($)
Rosemary Mazanet(5) Acting CEO	2006 2005	$357,385 217,500	$100,000 30,000	$	- -	$81,464 168,468	2,594 1,297	$541,443 248,797
Kerry P. Gray(6) Former President and CEO	2005	$133,332	$-		$-	$-	3,505	$136,837
David P. Nowotnik, Ph.D. Senior Vice President Research and Development	2006 2005	$253,620 250,710	$20,000 25,408	$	- 24,154	$40,732 67,619	7,152 7,094	$321,504 374,985
Phillip S. Wise(7) Vice President, Business Development	2006	$116,667	$25,000		$-	$40,732	358	$182,757
Stephen B. Thompson Vice President, Chief Financial Officer	2006 2005	$154,080 152,310	$20,000 15,435	$	- 14,704	$40,732 42,262	4,508 4,455	$219,320 229,166
____________________
(1)	Includes amounts deferred under our 401(k) Plan.
(2)	There were no stock awards grants in 2006 and no restricted stock outstanding at December 31, 2006.
(3)
The value listed in the above table represents the fair value of the options granted in prior years that was recognized in 2006 under FAS 123R. Fair value is calculated as of the grant date using a Black-Sholes option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 10 to our audited financial statements for the year ended December 31, 2006, included in our Annual Report on Form 10-KSB.

(4)
Amounts reported for fiscal years 2006 and 2005 consist of: (i) amounts we contributed to our 401(k) Plan with respect to each named individual, (ii) amounts we paid for group term life insurance for each named individual, and (iii) for Mr. Gray, premiums paid by us each year for life insurance for Mr. Gray.

(5)	Amounts listed in 2006 and 2005 for Dr. Mazanet indicate compensation paid to her in connection with her services as our Acting CEO commencing on May 11, 2005.
(6)
Amounts listed in 2005 for Mr. Gray indicate compensation paid to him in connection with his services as our President and CEO through May 10, 2005. In addition to such amounts listed in the table above, Mr. Gray also received a total of $333,333 and $488,335 per the terms of his Separation Agreement in 2006 and 2005, respectively.

(7)	Phillip S. Wise became our Vice President Business Development June 1, 2006.
(8)	Stephen R. Seiler became our President and Chief Executive Officer effective January 1, 2007 and is not included in this table.

Outstanding Equity Awards at Fiscal Year-End

   The following table summarizes the aggregate number of option awards held by our named executive officers at December 31, 2006. There were no outstanding stock awards held by such officer at December 31, 2006:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date
Rosemary Mazanet(2)	50,000 39,796 6,000	150,000 10,204	-	0.63 5.45 12.50	08/17/06 11/02/05 05/11/05
Kerry P. Gray(3)	20,000 28,000 32,000 32,000 20,000 100,000 32,000 32,000	-	-	29.25 11.50 18.65 34.38 27.50 12.50 10.00 15.00	01/23/04 05/19/03 03/22/02 11/20/00 10/12/00 03/01/00 07/20/99 06/18/98
David P. Nowotnik, Ph.D.	25,000 3,167 3,646 6,854 10,000 10,000 10,000 10,000	75,000 4,833 1,354 146	-	0.63 11.60 29.25 10.10 18.65 12.50 10.00 15.00	08/17/06 05/23/05 01/23/04 01/30/03 03/22/02 03/01/00 07/20/99 11/16/98
Phillip S. Wise	25,000	75,000	-	0.63	08/17/06
Stephen B. Thompson	25,000 1,979 2,187 3,917 6,000 9,000 4,000 4,000	75,000 3,021 813 83	-	0.63 11.60 29.25 10.10 18.65 12.50 10.00 15.00	08/17/06 05/23/05 01/23/04 01/30/03 03/22/02 03/01/00 07/20/99 06/18/98

(1) On December 31, 2006, the closing price of our Common Stock as quoted on the OTC Bulletin Board was $0.52.

(2)	Options listed for Dr. Mazanet include options paid to her in connection with her services as our Acting CEO commencing on May 11, 2005.

(3)	Options listed for Mr. Gray include options paid to him in connection with his services as our President and CEO through May 10, 2005.

Compensation Pursuant to Agreements and Plans

Employment Agreements

President and Chief Executive Officer

We were party to an employment arrangement with Stephen R. Seiler, who was named by the Board as the Company's President and Chief Executive Officer and director, effective as of January 4, 2007 (the "Effective Date"). Mr. Seiler is paid an annual salary of $350,000 and was granted stock options to purchase 500,000 shares of Common Stock with an exercise price equal to the closing price of Common Stock on the day preceding the Effective Date. Mr. Seiler's options vest 25% on January 4, 2008 and monthly thereafter over a 36 month period. The stock options are granted under the Company's 2005 Equity Incentive Plan and the 2007 Special Stock Option Plan. Mr. Seiler is entitled to similar employee benefits as the Company's other executive officers. Under certain circumstances relating to a change of control of the Company, Mr. Seiler may be entitled to receive a payment equal to his annual salary, acceleration of options and extension of health care benefits.

We were party to an employment arrangement with Rosemary Mazanet, our former Acting Chief Executive Officer. Dr. Mazanet reported directly to, and was subject to the direction of, the Board. Dr. Mazanet salary was set at $25,000 monthly. Dr. Mazanet was granted a non-qualified stock option of 6,000 shares of Common Stock, vesting over a six month period. In November 2005, Dr. Mazanet was also granted 50,000 options under the Company’s 2005 Equity Incentive Plan. 14,000 options vested on grant, the rest vest upon attainment of preset milestones. Dr. Mazanet also received similar employee benefits as the Company's other executive officers, D&O insurance coverage and received a signing bonus of $30,000. The Board granted Dr. Mazanet an additional 200,000 options in 2006.

Senior Vice President

We are party to an employment agreement with David P. Nowotnik, Ph.D., our Senior Vice President, Research and Development, which renews automatically for successive one-year periods, with the current term extending until November 16, 2007. Under this agreement, Dr. Nowotnik is currently entitled to receive an annual base salary of $253,620, subject to adjustment by the Board. Dr. Nowotnik is eligible to participate in all of our employee benefit programs available to executives. Dr. Nowotnik is also eligible to receive:

•	a bonus payable in cash and Common Stock related to the attainment of reasonable performance goals specified by the Board;

•	stock options at the discretion of the Board;

•	long-term disability insurance to provide compensation equal to at least $60,000 annually; and

•	term life insurance coverage of $254,000.

Dr. Nowotnik is entitled to certain severance benefits in the event that we terminate his employment without cause or if Dr. Nowotnik terminates his employment following a change of control. In the event that we terminate the employment agreement for any reason, other than for cause, Dr. Nowotnik will receive his salary for six months. We will also continue benefits for such period. In the event that Dr. Nowotnik's employment is terminated within six months following a change in control or by Dr. Nowotnik upon the occurrence of certain events following a change in control, Dr. Nowotnik will receive twelve months salary and his stock options will become immediately exercisable. We will also continue payment of benefits for such period.

Vice President - Chief Financial Officer

We are party to an employment agreement with Stephen B. Thompson, our Vice President and Chief Financial Officer, which renews automatically for successive one-year periods. Mr. Thompson is entitled to an annual base salary of $154,080, subject to adjustment by the Board. The employment agreement also grants Mr. Thompson similar employee benefits as the Company's other executive officers. Mr. Thompson is also eligible to receive:

•	a bonus payable in cash and Common Stock related to the attainment of reasonable performance goals specified by the Board;

•	stock options at the discretion of the Board;

•	long-term disability insurance to provide compensation equal to at least $90,000 annually; and

•	term life insurance coverage of $155,000.

Mr. Thompson is entitled to certain severance benefits in the event that we terminate his employment without cause or if Mr. Thompson terminates his employment following a change of control. In the event that we terminate the employment agreement for any reason, other than cause, Mr. Thompson will receive salary for six months. We will also continue benefits for such period. In the event that Mr. Thompson's employment is terminated within six months following a change of control or by Mr. Thompson upon the occurrence of certain events following a change in control, Mr. Thompson will receive twelve months salary and his stock options will become immediately exercisable. We will also continue payment of benefits for such period.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than ten percent of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. Directors, officers and 10% holders are required by SEC rules to furnish us with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to us during the 2006 fiscal year or written representations from our directors and executive officers, none of our directors, executive officers and 10% holders failed to file on a timely basis reports required by Section 16(a) during the 2006 fiscal year or in prior years, except for Dr. Mazanet who filed one late Form 4, reporting one transaction.

Certain Relationships and Related Transactions

In the event SCO Capital Partners LLC (“SCO”) and its affiliates were to convert all of their notes and exercise all of their warrants, they would own approximately 74.1% of the voting securities of Access. During 2006 SCO and affiliates were paid $415,000 in fees relating to the issuance of convertible notes and were paid $131,000 in investor relations fees.

Dr. Howell, one of our directors, also serves as a scientific consultant to the Company pursuant to a consulting agreement that provides for a minimum of two days consulting during 2007 at a rate of $5,880 per month plus expenses. Dr. Howell received warrants to purchase 2,000 shares of our Common Stock at $24.80 per share that can be exercised until January 1, 2009; and warrants to purchase 3,000 shares of our Common Stock at $15.00 per share that can be exercised until January 1, 2008. During 2006, Dr. Howell was paid $69,000 in consulting fees; during 2005, Dr. Howell was paid $79,000 in consulting fees; and during 2004 Dr. Howell was paid $58,000 in consulting fees. Dr. Howell’s agreement with us expires March 1, 2008.

On January 20, 2006, Board approved the payment of a fee of $140,000 to J. Michael Flinn, our former Chairman of the Board, for services as Chairman of the Board for fiscal 2005. The $140,000 fee was paid on the completion of a financing. The Board also approved the grant of options to purchase 20,000 shares of Common Stock at an exercise price of $3.15 per share to J. Michael Flinn for services as Chairman of the Board. In May 2006, the Board also approved the payment of a fee of $43,333 to Mr. Flinn for services as Chairman of the Board for 2006. The Board also approved the grant of options to purchase 4,836 shares of Common Stock at an exercise price of $3.15 per share to Messrs. Duty and Meakem, members of the then existing Merger and Acquisitions Committee of the Board, for services in connection therewith. The Board also approved the grant of options to purchase 1,200 shares of Common Stock at an exercise price of $3.15 per share to each member of the Board, for services as members of the Board.

In August 2006, the Board approved the grant of options to purchase 25,000 shares of Common Stock at an exercise price of $0.63 per share to each member of the Board.

On October 12, 2000, the Board authorized a restricted stock purchase program. Under the program, our executive officers were given the opportunity to purchase shares of Common Stock in an individually designated amount per participant determined by our Compensation Committee. A total of 36,000 shares were purchased by such officers at $27.50 per share, the fair market value of the Common Stock on October 12, 2000, for an aggregate consideration of $990,000. The purchase price was paid through the participant’s delivery of a 50%-recourse promissory note payable to us. Each note bears interest at 5.87% compounded semi-annually and has a maximum term of ten years. The notes are secured by a pledge to us of the purchased shares. We recorded the notes receivable of $990,000 from participants in this program as a reduction of equity in the Consolidated Balance Sheet. As of December 31, 2006, principal and interest on the notes was: Mr. Gray - $809,000; Dr. Nowotnik - $404,000; and Mr. Thompson - $243,000. In accordance with the Sarbanes-Oxley Act of 2002, we no longer make loans to our executive officers.

PROPOSAL 2

PROPOSED AMENDMENT OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN

The Board has authorized, subject to stockholder approval, an increase in the number of shares available under the Company’s 2005 Equity Incentive Plan (the “Plan”) from 1,000,000 to 1,675,000, such number representing approximately 47.0% of the current number of issued and outstanding shares of Common Stock and 16.8% of the number of issued and outstanding shares of the Common Stock assuming the conversion of all currently outstanding convertible notes pursuant to their current terms of conversion. The Plan is a successor plan to the Company’s 1995 Stock Option Plan under which the Company could grant a total of 500,000 options through December 31, 2005.

Purpose. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees and directors of and advisers and consultants to the Company. The purpose of the proposed amendment is to provide the Company with additional capacity to award stock options to existing personnel and to attract qualified new employees, directors, advisers and consultants through grants of stock options.

Administration. The Plan is administered by the Compensation Committee. During 2006, the Compensation Committee was composed of four directors, Jeffrey B. Davis, Herbert H. McDade, Jr., J. Michael Flinn and Max Link. The Compensation Committee presently is composed of Jeffrey B. Davis and Stephen B. Howell, MD. Subject to the provisions of the Plan, the Compensation Committee has discretion to determine when awards are made, which employees are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Compensation Committee also has broad discretion to construe and interpret the Plan and adopt rules and regulations thereunder. The Compensation Committee approved the 2007 Special Stock Option Plan and the grant of 450,000 options to our new President and Chief Executive Officer in January 2007.

Eligibility. Awards may be granted to persons who are employees of the Company whether or not officers or members of the Board and directors of or advisers or consultants to the Company or of any of the Company’s subsidiaries. No election by any such person is required to participate in the Plan.

Shares Subject to the Plan. The shares issued or to be issued under the Plan are shares of Common Stock, which may be newly issued shares or shares held in the treasury or acquired in the open market. Previously, no more than 1,000,000 shares could be issued under the Plan. The foregoing limit is subject to adjustment for stock dividends, stock splits or other changes in the Company’s capitalization.

Stock Options. The Compensation Committee in its discretion may issue stock options which qualify as incentive stock options under the Internal Revenue Code or non-qualified stock options. The Compensation Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than 10 years after it is granted and no other options shall be exercised more than 10 years and one day after it is granted, and further provided that the exercise price of any incentive stock option shall not be less than the fair market value of the Common Stock on the date of grant. The closing price of the Common Stock on the OTC Bulletin Board on March 30, 2007 was $6.45 per share.

Payment for shares purchased upon exercise of an option must be made in full in cash or check, by payment through a broker in accordance with Regulation T of the Federal Reserve Board or by such other mode of payment as the Committee may approve, including payment in whole or in part in shares of the Common Stock, when the option is exercised. No option is transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended.

Notwithstanding any other provision of the Plan, each non-employee director is also entitled to receive options to purchase 2,500 shares of Common Stock on the date of each annual meeting of stockholders and options to purchase 25,000 shares of Common Stock when he or she is first appointed as a director.

Tax Considerations. The following is a brief and general discussion of the federal income tax rules applicable to awards under the Plan. With respect to an incentive stock option, an employee will generally not be taxed at the time of grant or exercise, although exercise of an incentive option will give rise to an item of tax preference that may result in an alternative minimum tax. If the employee holds the shares acquired upon exercise of an incentive stock option until at least one year after issuance and two years after the option grant, he or she will have long-term capital gain (or loss) based on the difference between the amount realized on the sale or disposition and his or her option price. If these holding periods are not satisfied, then upon disposition of the shares the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at time of exercise over the option price, plus capital gain in respect of any additional appreciation. With respect to a non-qualified option, an employee will not be taxed at the time of grant; upon exercise, he or she will generally realize compensation income to the extent the then fair market value of the stock exceeds the option price. The Company will generally have a tax deduction to the extent that, and at the time that, an employee realizes compensation income with respect to an award.

Any tax deductions the Company may be entitled to in connection with awards under the Plan may be limited by the $1 million limitation under Section 162(m) of the Code on compensation paid to any of our chief executive officer or other named officers. This limitation is further discussed in the Compensation Committee Discussion on Executive Compensation.

For purposes of this summary, we have assumed that no award will be considered “deferred compensation” as that term is defined for purposes of the federal tax rules governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of a non-qualified stock option with an exercise price which is less than the market value of the stock covered by the option would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of these tax rules, then any deferred compensation component of the award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

In all cases, recipients of awards should consult their tax advisors regarding the tax treatment of any awards received by them.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN.

Proposal 2 will be approved upon the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on such proposal.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Whitley Penn LLP, independent registered public accounting firm, has been the independent registered public accounting firm of the Company since September 2006. The Board has recommended that the stockholders ratify the reappointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the current year.

A representative of Whitley Penn LLP is expected to be present at the Meeting and will be afforded an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING PROXY WILL BE VOTED FOR THE RATIFICATION OF WHITLEY PENN LLP. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS THE PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

RATIFICATION BY STOCKHOLDERS IS NOT REQUIRED. IF PROPOSAL 3 IS NOT APPROVED BY THE STOCKHOLDERS, THE BOARD DOES NOT PLAN TO CHANGE THE APPOINTMENT FOR FISCAL YEAR 2007 BUT WILL CONSIDER SUCH VOTE IN SELECTING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

Proposal 3 will be approved upon the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on such proposal.

PROPOSAL 4

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any matters to be presented for consideration at the Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this Proxy Statement should properly come before the Meeting; (ii) a person not named herein is nominated at the Meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this Proxy Statement and the form of proxy, subject to applicable laws and our Certificate of Incorporation and Bylaws, should come before the Meeting; or (iv) any matters should arise incident to the conduct of the Meeting, then the proxies will be voted by the persons named in the enclosed form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

The 2008 annual meeting of stockholders is expected to be held on or about May 15, 2008. The Board will make provisions for the presentation of proposals submitted by eligible stockholders who have complied with the relevant rules and regulations of the SEC. We must receive such proposals no later than December 14, 2007 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting, and no later than March 4, 2008 for all other proposals.

FORM 10-KSB

        Our Annual Report on Form 10-KSB for the 2006 fiscal year is available without charge to each stockholder, upon written request to the Company, c/o Investor Relations, at our principal executive offices at 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207 and is also available on our website at http://www.accesspharma.com under the heading “Investor Relations”.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE AND ADDRESSED TO ACCESS PHARMACEUTICALS, INC, c/o AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

By Order of the Board,

/s/ Stephen R. Seiler

Stephen R. Seiler
President and Chief Executive Officer

ACCESS PHARMACEUTICALS, INC.
2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 16, 2007, and revoking any proxy heretofore given, hereby appoints each of Stephen R. Seiler and Stephen B. Thompson, or either of them, Proxies of the undersigned with full power of substitution, to cumulate votes and to vote all shares of Common Stock of Access Pharmaceuticals, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held Thursday, May 17, 2007 at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, 399 Park Avenue, 19th Floor, New York, New York 10022, (212) 705-7000, or any postponement or adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR each Director nominee listed in Proposal 1, and FOR Proposals 2 and 3.

In their discretion, the named Proxies are authorized to vote on any other matters which may properly come before the Meeting or any postponement or adjournment thereof as set forth in the Proxy Statement.

(continued and to be signed on the reverse side)

The Board Recommends a vote “For” the election of Directors listed in Proposal 1, and “For” Proposals 2 and 3. Please sign, date and return this Proxy promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. ☒

1. Election of Directors:

[ ]	FOR ALL NOMINEES	Nominees :	Mark J. Alvino
Class 3 - 3 Year Term
Mark J. Ahn, PhD

[ ]	WITHOLD AUTHORITY
FOR ALL NOMINEES

[ ]	FOR ALL NOMINEES EXCEPT
(see instructions below)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

2.	Proposal to amend our 2005 Equity Incentive Plan, to increase the number of shares authorized for issuance.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	Proposal to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	To consider and act upon any other matters which may properly come before the Meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a facsimile provided that such facsimile contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such Proxy. Telegrams or cablegrams may be addressed to American Stock Transfer & Trust Company at the address appearing on the attached envelope or via telecopy at (718) 234-2287.

Shares Held: ___________

THIS PROXY IS SOLICITED ON BEHALF OF ACCESS PHARMACEUTICALS, INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO BEING VOTED AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS BY SUBMITTING ANOTHER PROXY BEARING A LATER DATE OR BY GIVING NOTICE IN WRITING TO OUR SECRETARY NOT LATER THAN THE DAY PRIOR TO THE MEETING.

Signature
	Date	Signature if held jointly	Date

NOTE: Please sign exactly as name or names appear on this Proxy. When shares are held jointly each holder must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.